[Exhibit 99.1]

Castelle Reports Strong Financial and Operating Results for Second Quarter 2003


o Sales in second quarter increase to $2.51 million, up 11% from $2.26 million in the year-ago quarter
o Net income rises to $228,000, or $0.05 per diluted share, from $62,000, or $0.01 per diluted share in the year-ago quarter
o  Company records its eighth consecutive quarter of profitability
o  Balance sheet remains strong, with cash at $3.66 million



MORGAN HILL, CA - July 25, 2003 - Castelle (Nasdaq: CSTL), a leading provider of fax solutions for Fortune 1000 companies and small to medium-sized businesses, today announced continued growth of sales and earnings in the Company's second quarter, ended June 30, 2003.

Net sales for the quarter were $2.51 million, up 11% from $2.26 million in the second quarter of 2002. Net income for the second quarter of 2003 was $228,000, or $0.05 per diluted share, up from $62,000, or $0.01 per diluted share, in the year-ago quarter.

Scott C. McDonald, President and CEO, stated, "The latest results show that Castelle continues to meet its goals of sales growth and consistent profitability on a solid financial base. I am pleased to report that we have now achieved two full years of unbroken quarterly profit. These numbers reflect increasing customer acceptance of our products as well as continued operational efficiencies. In the second quarter of 2003 we introduced three new products - FaxPress(TM) 7.1 network fax software, LANpress(R) 2000 1P Direct print server and LANpress 2000 USB print server. We look forward to continuing to execute on our business strategy as we head into the second half of 2003."

For the six months ended June 30, 2003, sales were up 8.3% to $5.01 million from $4.63 million for the same period in 2002. Net income rose to $471,000 from $94,000, or $0.12 from $0.02 per diluted share.

Balance Sheet Continues to Strengthen

As of June 30, 2003, Castelle's cash and cash equivalents increased to $3.66 million, from $3.46 million on December 31, 2002.

About Castelle

Castelle develops office automation systems that allow organizations to easily implement faxing and printing over local area networks and the Internet. A market leader in fax solutions for small to medium sized workgroups, Castelle's FaxPress fax servers provide a simple way to integrate fax with email, desktop and back-end applications. The Company also manufactures LANpress print servers, which enable users to locate printers anywhere on the network. Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are used by Fortune 1000 companies as well as small to medium-sized businesses and are available through a worldwide network of distributors, resellers, online retailers, and the Castelle Online Store. Visit Castelle online at www.castelle.com.
If you would like to be added to Castelle's investor email list, please contact Karin Smith at ksmith@castelle.com.

FaxPress (TM) is a trademark and LANPress (R) is a registered trademark of Castelle.

Forward-Looking Statements

This press release contains forward-looking statements including references to demand for Castelle products, sales growth, and our ability to control costs, increase productivity and remain profitable. These statements are subject to risks and uncertainties, including but not limited to the impact on our results from fluctuations in demand for our products, introduction of new products by our competitors, the timely development, acceptance and pricing of new products, and general economic conditions as they affect the Company's customers. Investors are referred to the discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K and 10-Q. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. The Company assumes no obligation to update the forward-looking information.






For more information:
Scott C. McDonald                                    Karin Smith
President & Chief Executive Officer                  Senior Marketing Manager
Tel: 408-852-8000                                    Tel: 408-852-8034
Fax: 408-852-8100                                    Fax: 408-852-8134
                                                     ksmith@castelle.com



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                                            CASTELLE
                           Condensed Consolidated Statements of Income
                              (in thousands, except per share data)
                                           (unaudited)

                                                        Three months ended               Six months ended
                                                   June 30, 2003   June 30, 2002    June 30,2003  June 30, 2002
                                                  -------------------------------  ------------------------------
Net sales                                              $ 2,511        $ 2,261           $ 5,011        $ 4,629
Cost of sales                                              573            669             1,270          1,446
                                                  -------------------------------  ------------------------------
       Gross profit                                      1,938          1,592             3,741          3,183
Operating expenses:
     Research and development                              429            349               784            762
     Sales and marketing                                   760            780             1,495          1,543
     General and administrative                            509            450               966            854
     Restructuring charges                                   -            (40)                -            (40)
                                                  -------------------------------  ------------------------------
       Total operating expenses                          1,698          1,539             3,245          3,119

       Income from operations                              240             53               496             64
Interest and other income/(expense), net                   (10)             9               (21)            30
                                                  -------------------------------  ------------------------------
       Income before income taxes                          230             62               475             94

Provision for income taxes                                   2              -                 4              -
                                                  -------------------------------  ------------------------------
       Net income                                       $  228         $   62            $  471         $   94
                                                  ===============================  ==============================
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

Net income per share - basic                           $  0.07        $  0.01           $  0.15        $  0.02
                                                  ===============================  ==============================
Net income per share - diluted                         $  0.05        $  0.01           $  0.12        $  0.02
                                                  ===============================  ==============================
Shares used in per share calculation - basic             3,200          4,749             3,223          4,747
                                                  ===============================  ==============================
Shares used in per share calculation - diluted           4,175          4,765             3,982          4,769
                                                  ===============================  ==============================
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As a percentage of net sales:
Net sales                                               100.0%          100.0%            100.0%        100.0%
Cost of sales                                            22.8%           29.6%             25.3%         31.2%
                                                  -------------------------------  ------------------------------
       Gross profit                                      77.2%           70.4%             74.7%         68.8%

Operating expenses:
     Research and development                            17.1%           15.5%             15.7%         16.5%
     Sales and marketing                                 30.2%           34.5%             29.8%         33.3%
     General and administrative                          20.3%           19.9%             19.3%         18.5%
     Restructuring charges                                  -            (1.8%)               -          (0.9%)
                                                  -------------------------------  ------------------------------
       Total operating expenses                          67.6%           68.1%             64.8%         67.4%

       Income from operations                             9.6%            2.3%              9.9%          1.4%

Interest and other income/(expense), net                 (0.4%)           0.4%             (0.4%)         0.6%
                                                  -------------------------------  ------------------------------
       Income before income taxes                         9.2%            2.7%              9.5%          2.0%

Provision for income taxes                                0.1%            0.0%              0.1%          0.0%
                                                  -------------------------------  ------------------------------
       Net income                                         9.1%            2.7%              9.4%          2.0%
                                                  ===============================  ==============================
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

                                              CASTELLE
                               Condensed Consolidated Balance Sheets
                                           (in thousands)

                                                                   June 30, 2003       December 31, 2002
                                                                   (unaudited)
Assets
 Current assets:
  Cash and cash equivalents                                              $3,663                    $3,460
  Accounts receivable, net                                                  765                       444
  Inventories, net                                                          872                     1,110
  Prepaid and other assets                                                  262                        88
                                                         -----------------------------------------------------
     Total current assets                                                 5,562                     5,102

  Property & equipment, net                                                 415                       425
  Other assets                                                              108                       108
                                                         -----------------------------------------------------

     Total assets                                                         6,085                     5,635
                                                         =====================================================


Liabilities & shareholders' equity

 Current liabilities:
  Long-term debt, current portion                                           $20                       $21
  Accounts payable                                                          196                       359
  Accrued liabilities                                                     2,409                     2,288
                                                         -----------------------------------------------------
     Total current liabilities                                            2,625                     2,668

 Long-term debt, net of current portion                                      35                        44
                                                         -----------------------------------------------------
     Total liabilities                                                    2,660                     2,712

 Shareholders' equity                                                     3,425                     2,923
                                                         -----------------------------------------------------

     Total liabilities & shareholders' equity                            $6,085                    $5,635
                                                         =====================================================
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